Calculation of Filing Fee Tables
S-3
CubeSmart
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, $0.01 par value per share	457(a)	13,510,817	$ 39.72	$ 536,649,651.24	0.0001381	$ 74,111.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 536,649,651.24		$ 74,111.32
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 74,111.32
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of our common shares of beneficial interest, par value $0.01 per share ("Common Shares"), on The New York Stock Exchange on February 24, 2026. The proposed maximum offering price per Common Share will be determined from time to time in connection with, and at the time of, the sale of the Common Shares registered hereunder. This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the Company's Registration Statement on Form S-3 (File No. 333-293922) filed on March 2, 2026 in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	CubeSmart	S-3	333-270248	03/03/2025		$ 60,611.09	Equity	Common Shares, $0.01 par value per share	10,000,000
Fee Offset Claims	2	CubeSmart	S-3	333-270248	03/03/2023		$ 13,500.23	Equity	Common Shares, $0.01 par value per share	3,510,817
Fee Offset Sources	3	CubeSmart	S-3	333-270248		03/03/2025						$ 71,536.06
Fee Offset Sources	4	CubeSmart	S-3	333-270248		03/03/2023						$ 13,500.23
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 3, 2025, CubeSmart filed a 425(b)(5) prospectus supplement (the "2025 Prospectus Supplement") to the base prospectus contained in its Registration Statement on Form S-3 (File No. 333-270248) (the "2023 Registration Statement") in connection with its "at-the-market" offering program (the "ATM Program"). In connection with the 2025 Prospectus Supplement, CubeSmart owed a filing fee of $85,036.29 to register the offering of 13,510,817 common shares, of which $13,500.23 was applied from registration fees previously paid for unsold securities under the CubeSmart prospectus supplement dated March 3, 2023 (the "2023 Prospectus Supplement") to the base prospectus contained in the 2023 Registration Statement, such that CubeSmart contemporaneously paid a filing fee to the SEC in the amount of $71,536.06 in connection with the 2025 Prospectus Supplement. No shares of beneficial interest were sold under the 2025 Prospectus Supplement and 13,510,817 shares of beneficial interest registered in connection with the ATM Program remain unsold as of the date hereof. CubeSmart has terminated the offering that included the unsold shares of beneficial interest under the 2025 Prospectus Supplement.

[2]	On March 4, 2020, CubeSmart filed a 425(b)(5) prospectus supplement (the "2020 Prospectus Supplement") to the base prospectus contained in its Registration Statement on Form S-3 (File No. 333-236886) (the "2020 Registration Statement") in connection with the ATM Program. In connection with the 2020 Prospectus Supplement, CubeSmart owed and paid a filing fee of $55,985.08 to register the offering of 14,559,259 common shares. 8,711,961 common shares were sold under the 2020 Prospectus Supplement and the 5,847,298 common shares that remained unsold under the 2020 Prospectus Supplement were carried forward to the 2023 Prospectus Supplement. At the time of filing the 2025 Prospectus Supplement, 3,510,817 common shares remained unsold under the 2023 Prospectus Supplement (the "Unsold Securities"), which represent $13,500.23 of the registration fee paid by CubeSmart contemporaneously with filing the 2020 Prospectus Supplement.

Offset Note
[3]	Pursuant to Rule 457(p) under the Securities Act, the registration fee of $74,111.32 due under this prospectus supplement is offset by $74,111.32 of the unused registration fee in the aggregate amount of $85,036.29 paid in connection with the 2025 Prospectus Supplement and the Unsold Securities.

[4]	See Offset Note 3.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A